UNITED STATES
securities and exchange commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2013

CHINA RECYCLING ENERGY CORPORATION
(Exact Name Of Registrant As Specified In Charter)

Nevada	000-12536	90-0093373
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12/F, Tower A

Chang An International Building

No. 88 Nan Guan Zheng Jie

Xi An City, Shan Xi Province

China 710068
(Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 19, 2013, China Recycling Energy Corporation (the “Company”) received written notice from the NASDAQ Stock Market (“NASDAQ”) stating that (i) the Company failed to comply with NASDAQ Listing Rule 5635(c) (the “Rule”), which generally requires shareholder approval of equity-based compensatory arrangements, and (ii) based on actions taken by the Company to remedy the violation, that, subject to satisfaction of applicable disclosure requirements that are satisfied by the filing of this Form 8-K, the Company has regained compliance with the Rule and the matter is now closed.

NASDAQ’s determination was based on the Company's grant of a stock option to purchase 40,000 shares of the Company’s common stock at an “at the market” price on January 31, 2011 to Mr. Chungui Shi (the “Stock Option”), an independent member of the Board of Directors of the Company. On November 11, 2013, the Company amended the Stock Option, such that the Stock Option may not be exercised without prior approval by the Company’s shareholders. Further, if the Company’s shareholders do not approve of the grant of the Stock Option, which the Company intends to seek at its 2014 Annual Meeting of Shareholders, the Stock Option will be immediately cancelled.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation
(Registrant)
Dated: December 24, 2013	/s/ David Chong
David Chong Chief Financial Officer and Secretary